UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report:  June 29, 2012

Exact Name of Registrant	Commission	I.R.S. Employer
as Specified in Its Charter	File Number	Identification No.
Hawaiian Electric Industries, Inc.	1-8503	99-0208097
Hawaiian Electric Company, Inc.	1-4955	99-0040500

State of Hawaii

(State or other jurisdiction of incorporation)

1001 Bishop Street, Suite 2900, Honolulu, Hawaii 96813 – Hawaiian Electric Industries, Inc. (HEI)

900 Richards Street, Honolulu, Hawaii  96813 – Hawaiian Electric Company, Inc. (HECO)

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:

(808) 543-5662 - HEI

(808) 543-7771 - HECO

900 Richards Street, Honolulu, Hawaii 96813 – HEI

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

The following is an update to the disclosure on rate requests in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Electric utility” under “Most recent rate proceedings,” which are incorporated herein by reference to pages 52-54 of HEI’s and HECO’s Form 10-Q for the quarterly period ended March 31, 2012.

HECO 2011 Test Year Rate Case

On June 29, 2012, the Public Utilities Commission of the State of Hawaii (PUC) issued a final decision and order (D&O) in the HECO 2011 test year proceeding, which finalized approval of the previous interim increases already in effect. It also approved a second stipulated supplement to the settlement agreement entered into on June 27, 2012 by HECO, the Consumer Advocate and the Department of Defense (parties in the proceeding) to reflect an additional reduction in the test year rate increase of $755,000 to remove parent company non-incentive executive compensation and administrative costs.

The tariffs reflecting the final rates will be submitted to the PUC for review and will become effective two business days after submission. Since the final rate increase as a result of the second stipulated supplement to the settlement agreement is lower than the interim increase currently in effect, HECO will be refunding to customers approximately $800,000, which includes interest accrued since July 26, 2011. A summary of the interim D&Os in effect and final D&O is as follows:

	Interim D&Os in effect	Final D&O 6/29/2012
Revenue increase	$58.8 million (3.4% increase)	$58.1 million (3.4% increase)
Return on average common equity (%)	10.00%*	10.00%*
Common equity capitalization (%)	56.29%	56.29%
Return on average rate base (%)	8.11%	8.11%
Average rate base amount	$1.386 billion	$1.386 billion

*           Reflects decoupling and other cost-recovery mechanisms.

HEI and HECO intend to continue to use HEI’s website, www.hei.com, as a means of disclosing additional information. Such disclosures will be included on HEI’s website in the Investor Relations section. Accordingly, investors should routinely monitor such portions of HEI’s website, in addition to following HEI’s, HECO’s and American Savings Bank, F.S.B.’s press releases, SEC filings and public conference calls and webcasts. The information on HEI’s website is not incorporated by reference in this document or in HEI’s and HECO’s SEC filings unless, and except to the extent, specifically incorporated by reference. Investors may also wish to refer to the PUC website at dms.puc.hawaii.gov/dms in order to review documents filed with and issued by the PUC. No information on the PUC website is incorporated by reference in this document or in HEI’s and HECO’s other SEC filings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.

HAWAIIAN ELECTRIC INDUSTRIES, INC.	HAWAIIAN ELECTRIC COMPANY, INC.
(Registrant)	(Registrant)

/s/ James A. Ajello	/s/ Tayne S. Y. Sekimura
James A. Ajello	Tayne S. Y. Sekimura
Executive Vice President,	Senior Vice President and
Chief Financial Officer and Treasurer	Chief Financial Officer
(Principal Financial Officer of HEI)	(Principal Financial Officer of HECO)
Date: July 2, 2012	Date: July 2, 2012